EXHIBIT 16.1

January 4, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Raining Data Corporation File No. 0-16449

Dear Sir or Madam:

We have read Item 4 of Form 8-K of Raining Data Corporation dated January 4, 2002, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP